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                                                                     EXHIBIT 5.1



                        [COOLEY GODWARD LLP LETTERHEAD]

January 28, 1999


MessageMedia, Inc.
4104 Sorrento Valley Boulevard, Suite 200
San Diego, CA  92121

Ladies and Gentlemen:

     You have requested our opinion with respect to certain matters in connection with the filing by MessageMedia, Inc., a Delaware corporation (the "Company"), of a Registration Statement on Form S-3 (the "Registration Statement") including a related prospectus filed with the Registration Statement (the "Prospectus"), covering the registration of up to 7,063,015 shares of the common stock, $.001 par value, of the Company (the "Common Stock") on behalf of certain selling securityholders, including 5,002,920 shares of Common Stock (the "Shares") and 2,060,095 shares of Common Stock (the "Warrant Shares") issuable upon exercise of warrants held by certain selling securityholders (the "Warrants").

     In connection with this opinion, we have examined the Registration Statement and related Prospectus, the Company's Amended and Restated Certificate of Incorporation and Bylaws, as amended, the Warrants and such other records, documents, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

     On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Shares are validly issued, fully paid and nonassessable, and (ii) the Warrant Shares, when issued and sold in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

     We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY GODWARD LLP

By: /s/ D. BRADLEY PECK
   -------------------------
        D. Bradley Peck